EXHIBIT 11
                            SOLUCORP INDUSTRIES, LTD.
                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                                                     Three Months Ended
                                                                                                          March 31,
                                                                                               ------------------------------
                                                                                                    1998              1997
                                                                                               -------------    -------------

Primary Earnings: (*)
  Net Income                                                                                    ($   259,480)   ($   791,491)
                                                                                                ============    ============
Shares
  Weighted average number of common shares issued and outstanding                                 18,725,825      15,252,168

  Assuming conversion of options issued and outstanding (*)                                             --              --
                                                                                                ------------    ------------
  Weighted average number of common shares as adjusted                                            18,725,825      15,252,168
                                                                                                ============    ============

Primary earnings/(loss) per common share (*)                                                    $      (0.01)   $      (0.05)
                                                                                                ============    ============

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(*)  Fully diluted earnings and other computations entailing conversions of options and warrants are omitted since they would diminish the loss per share.